SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 5, 2014
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director
On February 5, 2014, Mr. Raghav Khanna, a member of the Board of Directors (the “Board”) of Aleris Corporation (the “Company”), resigned from his position on the Board. Mr. Khanna’s decision to resign from his position on the Board did not involve any disagreement with the Company, Company management or the Board.

Appointment of Director
On February 5, 2014, Mr. Michael Kreger was appointed to serve as a member of the Board.  Mr. Kreger was designated by the investment funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and their subsidiaries that are invested in the Company (collectively, the “Oaktree Funds”), to serve as a director and fill the vacancy left by Mr. Khanna’s resignation. Under a stockholders agreement among the Company and its stockholders, the Oaktree Funds have the right to designate certain directors to the Company's board of directors.  Mr. Khanna had been designated as a director by the Oaktree Funds.

Mr. Kreger serves as a Vice President in the Opportunities funds of Oaktree. Prior to joining Oaktree in 2014, Mr. Kreger was most recently a Director at Madison Dearborn having joined the firm in 2010 following graduation from Harvard Business School. Prior to business school, Mr. Kreger was an analyst in the Industrials group at UBS Investment Bank from 2004 to 2006 and an Associate with Madison Dearborn from 2006 to 2008. In addition, Mr. Kreger previously served as a director at numerous companies, including Bway Corporation (August 2010 - November 2012), Schrader International, Inc. (August 2012 - January 2014), and Multi Packaging Solutions, Inc. (August 2013 - January 2014).

Mr. Kreger will receive compensation for his services on the same basis as other directors and consistent with the Company’s current policies for compensation of directors, including an annual retainer payable in equal installments at the end of each calendar quarter with respect to service on the Board. Additionally, it is anticipated that the Company’s compensation committee will consider an equity award to Mr. Kreger under the Aleris Corporation 2010 Equity Incentive Plan as further compensation for his director service. The type and amount of such equity award, if any, have not yet been determined.

For each of the directors designated by the Oaktree Funds, all cash and non-cash compensation paid to the Oaktree directors with respect to their service as one of our directors is turned over to an Oaktree affiliate pursuant to an agreement between Oaktree and the Oaktree director as part of his or her employment with Oaktree.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: February 11, 2014
/s/ I. Timothy Trombetta
By: I. Timothy Trombetta
Its: Vice President and Controller